UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2024

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40656	81-3789973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-6990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 17, 2024, Tenaya Therapeutics, Inc. (the “Company”) issued a press release announcing early data from the first cohort of patients in the MyPEAK-1 clinical trial of TN-201 gene therapy. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 17, 2024, the Company also posted a presentation to the Investors section of its website (https://investors.tenayatherapeutics.com/). A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 17, 2024, the Company reported early data from the first cohort of patients in the MyPEAK-1 clinical trial of TN-201 gene therapy. TN-201 is being developed for the potential treatment of MYBPC3-associated hypertrophic cardiomyopathy (HCM), a condition caused by insufficient levels of myosin-binding protein C (MyBP-C).

Preliminary data from three patients in the first dose cohort of 3E13 vg/kg (Cohort 1) showed that TN-201 was generally well tolerated, with readily detectable vector DNA in the heart, evidence of transgene RNA expression, and increasing TN-201 mRNA and MyBP-C protein levels over time. Circulating biomarkers of cardiac muscle strain and injury remained largely stable, and other clinical markers of disease showed stability or directional improvement in the first two individuals dosed, though longer-term data are needed to characterize TN-201’s activity. Tenaya will continue to follow these first three patients with additional data readouts from Cohort 1 and the higher dose Cohort 2 anticipated in 2025.

Interim Phase 1b/2 My-PEAK-1 Results

Data reported today focus on changes over time in the first three patients to receive TN-201 gene therapy. Patients were dosed sequentially with TN-201 via a one-time intravenous infusion of a 3E13 vg/kg dose. Patients enrolled in Cohort 1 were required to be symptomatic adults with MYBPC3-associated nonobstructive HCM at sufficiently high risk of sudden cardiac death to warrant an implantable cardiac defibrillator device (ICD). An assessment of Patient 1 at Week 52, Patient 2 at Week 40 and safety data for Patient 3 at 12 weeks are included in this first readout. All three had objectively severe disease at the time of enrollment with mild to moderate heart failure symptoms that limited the activities of daily living as measured by New York Heart association (NYHA) classification.

TN-201 was generally well tolerated with a manageable safety profile.

•	No cardiac toxicities, complement activation-associated adverse effects, or thrombotic microangiopathy (TMA)-related events were observed.

•

All three patients experienced isolated elevations in liver enzymes associated with TN-201 treatment. These were not associated with other signs or symptoms of liver damage and were well managed with the administration of corticosteroids, per protocol. Liver enzyme elevations are a known side effect associated with AAV-based gene therapies.

•	One patient experienced asymptomatic and mild (Grade 1) enzyme elevation that was designated as an SAE due to the administration of a corticosteroid bolus in the hospital setting.

•

On-study adverse events were primarily mild, transient or reversible. The majority of observed side effects were typical of those observed with use of adeno-associated viral vector (AAV)-based gene therapies or immunosuppressive (IS) regimens.

•	Two serious adverse events (SAEs) occurred that were not related to TN-201.

•	Patients 1 and 2 have successfully tapered off immunosuppressives and all three patients remain on study.

TN-201 achieved robust transduction into cardiomyocytes and measurable transgene RNA expression. TN-201 RNA expression and levels of MyBP-C protein increased over time.

Cardiac biopsy samples were collected for analysis at Week 8 for Patients 1 and 2 and Week 52 for Patient 1 to confirm and characterize transduction of TN-201 DNA in the heart, the presence of TN-201 transgene mRNA, and changes in MyBP-C protein. Baseline biopsies have been added to the MyPEAK-1 protocol, beginning with Patient 3 to provide further insights into the changes in MyBP-C protein levels over time.

•

At Week 8, Patients 1 and 2 achieved evidence of robust cardiac transduction at levels that were above those that were effective in preclinical knockout mouse models of disease and perform favorably to published levels for other clinical-stage AAV gene therapy agents for genetic cardiomyopathies.

•

At Week 8, Patients 1 and 2 achieved TN-201-derived mRNA at levels similar to those of other clinical-stage cardiac gene therapies, though lower than those observed in preclinical studies. TN-201 mRNA expression increased by 50% at the Week 52 biopsy for Patient 1, offering early evidence of anticipated durability of expression.

•

Total levels of MyBP-C protein were quantified and demonstrated a 3% increase from Weeks 8 to 52 in Patient 1. This increase, combined with the increase observed in TN-201 mRNA expression, suggest that TN-201 gene therapy is successfully being transcribed and expressed after reaching target cells. As TN-201 generated MyBP-C and endogenous MyBP-C are indistinguishable via assay, baseline biopsies will further elucidate protein level changes.

Clinical measures of HCM mostly remained stable or improved from baseline.

•	Circulating biomarkers of heart muscle strain (measured via NT-proBNP) remained stable overall. Cardiac troponin I, a biomarker of heart muscle injury normalized in Patient 2.

•

Improvement or stabilization from baseline was observed in some clinical endpoints, including improvements in NYHA classification for Patients 1 and 2, while other measures were not yet available, interpretable or were mixed.

•	The overall clinical picture is anticipated to become clearer with time, more follow-up, and more patients.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this report that are not purely historical are forward-looking statements. Words such as “will,” “anticipated,” “believe,” “look forward,” “potential,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, the planned timing to report additional data from MyPEAK-1; the clinical, therapeutic and commercial potential of, and expectations regarding TN-201; the value of additional MyPEAK-1 data to inform the potential of TN-201; the inferences regarding MyBP-C protein and mRNA expression; and statements regarding the continued development TN-201 and TN-201 clinical outcomes, which may materially change as patient enrollment continues or more patient data become available. The forward-looking statements contained herein are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: availability of MyPEAK-1 data at the referenced time; the timing and progress of MyPEAK-1; the potential failure of TN-201 to demonstrate safety and/or efficacy in clinical testing; the potential for any MyPEAK-1 clinical trial results to differ from preclinical, interim, preliminary or expected results; Tenaya’s ability to enroll and maintain patients in clinical trials, including MyPEAK-1; risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early stage company; the Company’s continuing compliance with applicable legal and regulatory requirements; the Company’s ability to raise any additional funding it will need to continue to pursue its product development plans; the Company’s reliance on third parties; the Company’s manufacturing, commercialization and marketing capabilities and strategy; the loss of key scientific or management personnel; competition in the industry in which the Company operates; the Company’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in Tenaya’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 and other documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 17, 2024

99.2	Presentation, dated December 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.

By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary

Date: December 17, 2024